EXHIBIT 23.2

Deloitte & Touche LLP
700 Bridgewater Place
333 Bridge Street, N.W.
Grand Rapids, Michigan 49504-5359

Tel: (616) 336 7900
Fax: (616) 336 7950
www.us.deloitte.com

Deloitte
& Touche

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Spartan Stores, Inc. on Form S-3/A of our report dated June 14, 2000, appearing in the Annual Report on Form 10-K of Spartan Stores, Inc. for the year ended March 25, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

February 2, 2001